UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2006

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 7.01 Regulation FD Disclosure.

As previously announced, Green Mountain Coffee Roasters, Inc. (the "Company") has entered into an Agreement and Plan of Merger by and among the Company, Karma Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), Keurig, Incorporated, a Delaware corporation ("Keurig"), and a representative of the security holders of Keurig, pursuant to which Merger Sub will be merged with and into Keurig (the "Merger"). The Company announced today that the U.S. Federal Trade Commission has granted early termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Merger.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of the Company dated May 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: May 22, 2006

Exhibits

99.1 Press Release of the Company dated May 22, 2006.